UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

_______________________________
Date of Report (Date of earliest event reported): September 16, 2010

First National Community Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 E. Drinker St., Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

(570) 346-7667
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On September 16, 2010, the Registrant appointed Edward J. Lipkus, III as Executive Vice President and Chief Financial Officer of the Registrant and its wholly owned subsidiary, First National Community Bank (the “Bank”).

Prior to his appointment as Executive Vice President and Chief Financial Officer, Mr. Lipkus, age 47, has served as Interim Chief Executive Officer of the YMCA of Indiana County from September 2009 until January 2010.  In addition, Mr. Lipkus served as Chief Financial Officer and Executive Vice President of First Commonwealth Financial Corporation, a holding company headquartered in Indiana, PA from March 2007 until August 2009 and Senior Vice President and Controller of First Commonwealth Financial Corporation from August 2006 until March 2007.  Prior, Mr. Lipkus served as First Vice President, Controller, and Principal Accounting Officer for Valley National Bancorp, a bank holding company located in Wayne, NJ from March 2003 until July 2006, and from July 2002 until March 2003 as Assistant Controller.

Mr. Lipkus was not appointed as Chief Financial Officer pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Lipkus and any director or executive officer of the Registrant.

On September 16, 2010, Mr. Lipkus also assumed the duties of Principal Financial Officer.  As of that date, Linda D’Amario no longer performed the duties of Principal Financial Officer.  She continues to serve as Vice President and Comptroller of the Bank.

The press release attached hereto as Exhibit 99.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number                                           Description

99.1                                           Press Release dated September 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

First National Community Bancorp, Inc.
(Registrant)

Dated: September 22, 2010	/s/ Edward J. Lipkus, III
Edward J. Lipkus, III
Executive Vice President and Chief Financial Officer

Exhibit Number                                           Description

99.1                                           Press Release dated September 22, 2010.